Agree Realty Corporation Reports Operating Results For The Second Quarter 2013

FARMINGTON HILLS, Mich., July 29, 2013 /PRNewswire/ --

SECOND Quarter 2013 Highlights:

  Increased funds from operations for the quarter by 19%, year over year
  Increased adjusted funds from operations for the quarter by 18%, year over year
  Increased total revenues for the quarter by 26%, year over year
  Acquired four net leased properties for $28 million
  Delivered three net leased development projects to tenants
  Wal-Mart and Wawa became fourth and fifth largest tenants, respectively
  Paid $0.41 per share quarterly dividend on July 9, 2013

Agree Realty Corporation (NYSE: ADC) today announced results for the quarter ended June 30, 2013. Second quarter funds from operations (FFO) increased 19% to $6,804,000 compared with FFO for the comparable period in 2012 of $5,723,000. FFO per diluted share for the second quarter of 2013 was $0.51 compared with FFO per diluted share of $0.50 for the comparable period in 2012.

Second quarter adjusted funds from operations (AFFO) increased 18% to $6,996,000 compared with AFFO for the comparable period in 2012 of $5,932,000. AFFO per diluted share for the second quarter of 2013 was $.52 compared to AFFO per diluted share of $.51 for the second quarter of 2012.

Net income for the second quarter of 2013 was $4,530,000, or $0.34 per diluted share, compared to the comparable period in 2012 of $5,090,000, or $.44 per diluted share. Total revenues increased by 26% to $10,908,000, compared with total revenues of $8,633,000 in the second quarter of 2012.

For the six months ended June 30, 2013, FFO was $13,186,000 compared with FFO for the six months ended June 30, 2012 of $11,231,000. FFO per diluted share for the six months ended June 30, 2013 was $1.00 compared with FFO per diluted share, of $.99 for the six months ended June 30, 2012.

For the six months ended June 30, 2013, AFFO increased to $13,407,000 compared with AFFO, for the six months ended June 30, 2012 of $11,642,000. AFFO per diluted share for the six months of 2013 was $1.01 compared to AFFO per diluted share, of $1.03 for the six months of 2012.

For the six months ended June 30, 2013, net income increased to $9,921,000, or $.75 per diluted share, compared with net income for the comparable period last year of $9,832,000, or $.87 per diluted share. Total revenues increased 24% to $21,155,000 compared with total revenues of $17,019,000 for the comparable period last year.

"I am extremely pleased to report the operating results for the quarter, including the improvements in both funds from operations and total revenues. These results are directly attributable to our recent accomplishments on both the acquisition and development fronts. During the quarter, we acquired four properties and delivered three new developments, which resulted in Wal-Mart and Wawa becoming our fourth and fifth largest tenants, respectively." said Joey Agree, President and Chief Executive Officer. "With a stable, high-quality portfolio, of which 63% is investment grade, and one of the strongest balance sheets in the sector, we remain well positioned to execute on our pipeline of acquisition and development opportunities."

More information about the Company's calculations of FFO and AFFO, as well as reconciliations of net income (in accordance with generally accepted accounting principles) to FFO and AFFO, is included in the financial tables accompanying this press release.

Acquisitions

The Company acquired four retail properties during the second quarter for approximately $28 million. The single tenant properties acquired are net leased to Starbucks in Manchester, Connecticut; Petsmart in Rapid City, South Dakota; AutoZone in Chicago, Illinois; and Sam's Club in Brooklyn, Ohio. The Sam's Club purchase is the largest acquisition by the Company to date at approximately $21 million.

The Company acquired nine retail properties during the first half of 2013 for approximately $43.0 million. These acquisitions were located in eight states and seven different retail sectors. Approximately 69% of the rental income generated from these acquisitions is derived from investment grade retailers.

Development Activity

The Company's first Wawa development in Kissimmee, Florida was delivered and held its grand opening on April 3, 2013. The Company delivered its second completed development to Wawa in Pinellas, Florida on May 29, 2013. The Company also turned over its first California ground up Walgreens in Rancho Cordova in April 2013. Total development cost for the three projects was approximately $12 million.

The Company's development activity continues at three additional projects:

  In September 2012, the Company announced that it had closed on the acquisition of a parcel of land in Casselberry, Florida for a development of a Wawa that is expected to be completed by the third quarter of 2013.
  In December 2012, the Company closed on the acquisition of a building in Ann Arbor, Michigan for redevelopment.  The redevelopment, which is pre-leased to Walgreens, is expected to be completed by the first half of 2014.
  In April 2013, the Company closed on the acquisition of a parcel of land in St. Petersburg, Florida for the development of a Wawa.  Rent is anticipated to commence during the first half of 2014.

As of June 30, 2013 the Company's construction in progress balance totaled approximately $12.5 million.

Joint Venture Capital Solutions

The Company also announced its first Joint Venture Capital Solutions project during the second quarter. The Company closed on a 4.2 acre parcel of land for the development of a 55,000 square foot Hobby Lobby store in Grand Forks, North Dakota. Hobby Lobby executed a 15 year lease for the property. The Company provided the necessary capital and will be the sole owner of the project upon completion.

Portfolio

At June 30, 2013, the Company's portfolio consisted of 120 properties located in 32 states with a total of 3.5 million square feet of gross leasable space. The single tenant net lease portfolio includes tenants operating in 17 different retail sectors. The portfolio was approximately 97% leased at the end of the quarter. Total assets were $410,852,000.

Major Tenants

The following is a breakdown of base rents in effect at June 30, 2013 for each of the Company's major tenants:

Tenant	Annualized Base Rent	Percent of Total Base Rent
Walgreens	$ 11,646,744	27.8%
Kmart	2,748,691	6.6%
CVS	2,463,490	5.9%
Wal-Mart	2,093,931	5.0%
Wawa	1,975,532	4.7%
Rite Aid	1,962,135	4.7%
Lowe's	1,846,476	4.4%
Kohl's	1,180,964	2.8%
Dick's Sporting Goods	1,087,982	2.6%
LA Fitness	865,385	2.1%
Total	$ 27,871,330	66.5%

Annualized Base Rent of Properties

The following is a breakdown of base rents in effect at June 30, 2013 for each type of retail tenant:

Type of Tenant	Annualized Base Rent	Percent of Base Rent
National	$ 37,175,919	89%
Regional	$ 3,508,638	8%
Local	$ 1,227,064	3%
Total	$ 41,911,621	100%

The following is a breakdown of base rents in effect at June 30, 2013 for each type of property:

Type of Property	Annualized Base Rent	Percent of Base Rent	Square Feet	Percent of Square feet
Free standing properties	$ 34,342,044	82%	2,169,908	61%
Shopping center properties	$ 7,569,577	18%	1,373,269	39%
Total	$ 41,911,621	100%	3,543,177	100%

Lease Expirations

The following table, as of June 30, 2013, sets forth lease expirations for the next 10 years for the Company's portfolio, assuming that none of the tenants exercise renewal options or terminate their leases prior to the contractual expiration date. As of June 30, 2013, the Company's single tenant net lease portfolio had a weighted-average remaining lease term of 13 years.

Expiration Year	Number of Leases Expiring	Gross Leasable Area		Annualized Base Rent
		Square Footage	Percent of Total	Amount	Percent of Total

2013	5	79,245	2.3%	$ 368,412	0.9%
2014	18	286,017	8.3%	1,445,933	3.4%
2015	22	508,580	14.7%	2,516,368	6.0%
2016	15	108,341	3.1%	1,014,282	2.4%
2017	12	97,319	2.8%	1,675,510	4.0%
2018	14	309,032	9.0%	2,111,404	5.0%
2019	8	232,941	6.8%	3,319,490	7.9%
2020	6	115,663	3.3%	1,207,916	2.9%
2021	11	204,568	5.9%	3,670,185	8.8%
2022	9	203,409	5.9%	1,839,417	4.4%
Thereafter	73	1,308,438	37.9%	22,742,704	54.3%
Total	193	3,453,553	100.0%	$41,911,621	100.0%

Capital Markets/Balance Sheet

The Company's debt to total enterprise value was approximately 28% as of June 30, 2013. Enterprise value is calculated as the sum of mortgages payable and note payable and the market value of the Company's outstanding shares of common stock, assuming conversion of operating partnership units.

Dividend

The Company paid a cash dividend of $.41 per share on July 9, 2013 to stockholders of record on June 28, 2013. The dividend is equivalent to an annualized dividend of $1.64 per share and represents a payout ratio of 80% of FFO for the quarter.

Outstanding Shares and Operating Partnership Units

For the three and six months ended June 30, 2013, the Company's fully diluted weighted average shares outstanding were 13,065,542 and 12,889,344. The basic weighted average shares outstanding for the three and six months ended June 30, 2013 were 12,985,353 and 12,817,668.

The Company's assets are held by, and all of its operations are conducted through, Agree Limited Partnership, of which the Company is the sole general partner. As of June 30, 2013, there were 347,619 operating partnership units outstanding and the Company held a 97.44% interest.

Conference Call/Webcast

Agree Realty Corporation will host a live broadcast of its second quarter 2013 conference call on Tuesday, July 30, 2013 at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at: http://www.videonewswire.com/event.asp?id=94417 and also by telephone at USA Toll Free: 1-800-860-2442 and International: 1-412-858-4600. A replay will be available shortly after the call by telephone at US Toll Free: 1-877-344-7529/Conference #10029798 or International Toll: 1-412-317-0088/Conference #10029798 until October 31, 2013.

About Agree Realty Corporation

Agree Realty Corporation is primarily engaged in the acquisition and development of single tenant properties leased to industry leading retail tenants. The Company currently owns and operates a portfolio of 121 properties, located in 32 states and containing approximately 3.5 million square feet of gross leasable space. The common stock of Agree Realty Corporation is listed on the New York Stock Exchange under the symbol "ADC."

Forward-Looking Statements

The Company considers portions of the information contained in this release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. These forward-looking statements represent the Company's expectations, plans and beliefs concerning future events. Although these forward-looking statements are based on good faith beliefs, reasonable assumptions and the Company's best judgment reflecting current information, certain factors could cause actual results to differ materially from such forward–looking statements. Such factors are detailed from time to time in reports filed or furnished by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2012. Except as required by law, the Company assumes no obligation to update these forward–looking statements, even if new information becomes available in the future.

For additional information, visit the Company's home page on the Internet at http://www.agreerealty.com.

Agree Realty Corporation Operating Results (in thousands, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Minimum rents	$ 10,262	$ 7,985	$ 19,898	$ 15,802
Percentage rent	-	8	20	23
Operating cost reimbursements	646	612	1,237	1,149
Other income	-	28	-	45
Total Revenues	10,908	8,633	21,155	17,019
Expenses:
Real estate taxes	559	492	1,025	969
Property operating expenses	302	222	660	557
Land lease payments	107	181	214	362
General and administration	1,594	1,429	3,081	2,836
Depreciation and amortization	2,291	1,671	4,242	3,147
Total Operating Expenses	4,853	3,995	9,222	7,871
Income from Operations	6,055	4,638	11,933	9,148
Other Income (Expense)
Interest expense	(1,525)	(1,146)	(2,965)	(2,282)
Income Before Discontinued Operations	4,530	3,492	8,968	6,866
Gain on sale of assets from discontinued operations	-	1,159	946	2,068
Income from discontinued operations	-	439	7	898
Net Income	4,530	5,090	9,921	9,832
Net income attributable to non-controlling interest	117	150	258	296
Net Income Attributable to Agree Realty Corporation	4,413	4,940	9,663	9,536
Other Comprehensive Income, Net of $33, ($17), $40 and ($15)
Attributable to Non-Controlling Interest	1,278	(563)	1,522	(512)
Total Comprehensive Income Attributable to Agree Realty Corporation	$ 5,691	$ 4,377	$ 11,185	$ 9,024
Basic Earnings Per Share
Continuing operations	$ 0.34	$ 0.30	$ 0.68	$ 0.61
Discontinued operations	-	0.14	0.07	0.26
	$ 0.34	$ 0.44	$ 0.75	$ 0.87
Dilutive Earnings Per Share
Continuing operations	$ 0.34	$ 0.30	$ 0.68	$ 0.61
Discontinued operations	-	0.14	0.07	0.26
	$ 0.34	$ 0.44	$ 0.75	$ 0.87
Weighted Average Number of Common Shares Outstanding - Basic	12,985	11,183	12,818	10,953
Weighted Average Number of Common Shares Outstanding - Dilutive	13,066	11,213	12,889	10,990

Agree Realty Corporation Funds from Operations (in thousands, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Reconciliation of Funds from Operations to Net Income: (1)
Net income	$ 4,530	$ 5,090	$ 9,921	$ 9,832
Depreciation of real estate assets	1,763	1,447	3,358	2,881
Amortization of leasing costs	28	26	55	52
Amortization of lease intangibles	483	319	798	533
(Gain) Loss on sale of assets		(1,159)	(946)	(2,067)
Funds from Operations	$ 6,804	5,723	$ 13,186	11,231
Funds from Operations Per Share - Dilutive	$ 0.51	$ 0.50	$ 1.00	$ 0.99
Weighted Average Number of Common Shares Outstanding - Dilutive	13,413	11,561	13,237	11,338

Adjusted Funds from Operations (in thousands, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Reconciliation of Adjusted Funds from Operations to Net Income: (1)
Net income	$ 4,530	$ 5,090	$ 9,921	$ 9,832
Cumulative adjustments to calculate FFO	2,274	633	3,265	1,399
Funds from Operations	6,804	5,723	13,186	11,231
Straight-line accrued rent	(225)	(165)	(628)	(301)
Deferred revenue recognition	(116)	(116)	(232)	(232)
Stock based compensation expense	455	412	925	824
Amortization of financing costs	78	78	156	120
Capitalized building improvements	-	-	-	-
Adjusted Funds from Operations	$ 6,996	5,932	$ 13,407	11,642
Adjusted Funds from Operations Per Share - Dilutive	$ 0.52	$ 0.51	$ 1.01	$ 1.03

Supplemental Information:
Scheduled principal repayments	$ 858	$ 787	$ 1,708	$ 1,527

(1) FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (NAREIT) to mean net income computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental measure to conduct and evaluate the Company's business because there are certain limitations associated with using GAAP net income by itself as the primary measure of the Company's operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.

FFO should not be considered as an alternative to net income as the primary indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Further, while the Company adheres to the NAREIT definition of FFO, its presentation of FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that not all REITs use the same definition.

Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Company's performance. The Company's computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore may not be comparable to such other REITs.

Agree Realty Corporation Consolidated Balance Sheets (in thousands) (Unaudited)

	June 30,	December 31,
	2013	2012
Assets:
Land	$ 148,808	$ 134,741
Buildings	275,780	240,204
Accumulated depreciation	(61,865)	(58,509)
Property under development	12,474	18,981
Property held for sale	-	4,538
Net real estate investments	375,197	339,955
Cash and cash equivalents	1,225	1,270
Accounts receivable	1,786	2,160
Deferred costs, net of amortization	30,098	24,895
Other assets	2,546	1,813
Total Assets	$ 410,852	$ 370,093
Liabilities
Mortgages payable	$ 115,668	$ 117,376
Note payable	40,640	43,530
Deferred revenue	1,699	1,931
Dividends and distributions payable	5,571	4,710
Other liabilities	3,240	4,581
Total Liabilities	166,818	172,128
Stockholder's Equity
Common stock (13,237,404 and 11,436,044 shares)	1	1
Additional paid-in capital	263,496	217,769
Deficit	(22,360)	(21,167)
Accumulated other comprehensive income (loss)	228	(1,294)
Non-controlling interest	2,669	2,656
Total Stockholder's Equity	244,034	197,965
	$ 410,852	$ 370,093

CONTACT: Alan D. Maximiuk, Chief Financial Officer, (248) 737-4190